UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 29, 2015 (May 27, 2015)

MOCON, INC.

(Exact name of registrant as specified in its charter)

Minnesota	000-09273	41-0903312
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

7500 Mendelssohn Avenue North Minneapolis, MN	55428
(Address of Principal Executive Offices)	(Zip Code)

(763) 493-6370

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.07	Submission of Matters to a Vote of Security Holders.

On May 27, 2015, MOCON, Inc. (the “Company”) held its annual meeting of shareholders. At the annual meeting, the shareholders of the Company (i) elected the nine persons named below to serve as directors of the Company, (ii) approved a non-binding advisory proposal on the Company’s executive compensation, (iii) approved the adoption of the MOCON, Inc. 2015 Employee Stock Purchase Plan, (iv) approved the adoption of the MOCON, Inc. 2015 Equity Incentive Plan, and (v) ratified the selection of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015. The final results of the shareholder vote on each matter brought before the meeting were as follows:

	For	Against/Withhold	Abstain	Broker Non-Vote
1. Election of Directors
Robert L. Demorest	3,308,674	105,976	—	1,913,442
Donald N. DeMorett	3,310,729	103,921	—	1,913,442
Robert F. Gallagher	3,324,451	90,199	—	1,913,442
Bradley D. Goskowicz	3,277,719	136,931	—	1,913,442
Daniel W. Mayer	3,271,467	143,183	—	1,913,442
Tom C. Thomas	3,318,892	95,758	—	1,913,442
David J. Ward	3,325,142	89,508	—	1,913,442
Kathleen P. Iverson	3,330,732	83,918	—	1,913,442
Paul Zeller	3,322,555	92,095	—	1,913,442

2.     Advisory proposal on the Company’s executive compensation.

For:	3,115,583
Against:	259,689
Abstain:	39,378
Broker Non-Vote:	1,913,442

3.     Approved the adoption of the MOCON, Inc. 2015 Employee Stock Purchase Plan.

For:	3,271,638
Against:	114,323
Abstain:	28,689
Broker Non-Vote:	1,913,442

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4.     Approved the adoption of the MOCON, Inc. 2015 Equity Incentive Plan.

For:	2,513,089
Against:	784,140
Abstain:	117,421
Broker Non-Vote	1,913,442

5.     Ratification of Independent Registered Public Accounting Firm

For:	5,192,167
Against:	107,628
Abstain:	28,297
Broker Non-Vote:	0

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MOCON, INC.

Dated: May 29, 2015	By:	/s/ Elissa Lindsoe
Elissa Lindsoe
Vice President, Chief Financial Officer, Treasurer and Secretary

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